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                                  EXHIBIT 23.6

                 CONSENT OF McDONALD & COMPANY SECURITIES, INC.



                  We hereby consent to the use in the Joint Proxy
Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our fairness opinion dated March 31, 1998. Our consent should not be construed as an admission that this firm is a person from whom a consent is required under Section 7 of the Securities Act of 1933, as amended.



/s/McDONALD & COMPANY SECURITIES, INC.

Chicago, Illinois
June 5, 1998